Press Release	Source: Integrated Environmental Technologies, Ltd.

Integrated Environmental Technologies Continues Market Penetration of Petroleum Industry with Additional EcaFlo(TM) Equipment Sale

Wednesday August 31, 10:39 am ET

LITTLE RIVER, S.C.--(BUSINESS WIRE)--Aug. 31, 2005--Integrated Environmental Technologies, Ltd. (OTCBB:IEVM - News) announced the sale of an EcaFlo(TM) Model 40 to Yates Petroleum, the largest petroleum industry producer in the state of New Mexico. The sale of this 4-FEM, smaller volume, anolyte producer to another petroleum production company is part of IEVM's plan for moving further into the petroleum industry with EcaFlo(TM) equipment that meets customer needs for treatment of source water, produced water and "frac" fluids.

Anolyte, produced by IEVM's EcaFlo(TM) equipment, effectively controls bacteria in small, medium and large volumes in an economically viable and environmentally responsible manner. Yates Petroleum of Artesia, NM, has agreed to provide IEVM with "hands on" data relative to the Model 40's capabilities to treat water from multiple sources. This data is anticipated to be invaluable to IEVM in furthering the unit's design and developing engineering abilities for producing future EcaFlo(TM) units.

IEVM President and CEO, Mr. "Bill" Prince, commented, "As our new petroleum industry customers receive and start operating their EcaFlo(TM) equipment, we are learning more and more about their needs and field applications for the technology. We apply this new information to designing and building additional prototype equipment that will continue to meet the needs of future customers. Our equipment is being effectively utilized to 'green up' the petroleum industry's operations by eliminating microorganisms with reliably-produced anolyte solutions, ensuring that drilling and production operations are not negatively impacted by bacteria, yet with complete confidence that the environment is not being damaged by the use of heavily regulated chemicals."

About Integrated Environmental Technologies, Ltd. and its wholly owned operating subsidiary I.E.T., Inc.:

1) EcaFlo(TM) Division - IET is licensed in the United States by Electro-Chemical Technologies Ltd. This division designs, markets, sells and assembles equipment under the EcaFlo(TM) name Brand. This specially designed and built equipment produces reliable, environmentally friendly solutions, through the electro-chemical activation process (ECA), that effectively control bacteria, viruses, fungi, and other microorganisms without harming the environment.

2) Essential Oils Extraction Division - IET, through joint venture and other agreements with The Coach House Group, U.K./SPDG Naturol, brings to the United States market a new and environmentally-safe essential oils extraction process by which superior quality, high-value bioactive compounds are extracted from botanicals without the use of harmful chemicals, thermal degradation or extreme pressures.

To learn more about IEVM's EcaFlo(TM) Division, please visit our NEW WEBSITE at "www.ietusa.net."

Forward-Looking Statements: The statements in this press release regarding the sale of the Model 40 unit, future opportunities and any other effect, result or aspect of Model 40 unit and any other statements, which are not historical facts, are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the sale of EcaFlo equipment, the state of the Company's current operations, results of tests, applicability of the Company's technology, costs, delays, and any other difficulties related to the Company's business plan, the Company's sources of liquidity, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, marketability of the Company's EcaFlo(TM) equipment the Company's continuing relationship with its licensors and other partners, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Contact:

Integrated Environmental Technologies, Ltd.
William E. Prince, President and CEO, 843-390-2500

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Source: Integrated Environmental Technologies, Ltd.